POWER OF ATTORNEY<br />
<br />
KNOW ALL PERSONS BY THESE PRESENTS that GS CAPITAL PARTNERS VI<br /> OFFSHORE FUND, L.P. (the "Company") does hereby make,<br />
constitute and appoint each of Jamison Yardley and Jennifer Lee,<br /> acting individually, its true and lawful attorney, to execute<br />
and deliver in its name and on its behalf whether the Company is<br /> acting individually or as representative of others, any and all<br /> filings required to be made by the Company under the Securities<br /> Exchange Act of 1934, (as amended, the "Act"), with respect to<br /> securities which may be deemed to be beneficially owned by the<br /> Company under the Act, giving and granting unto each said<br /> attorney-in-fact power and authority to act in the premises as<br /> fully and to all intents and purposes as the Company might or<br /> could do if personally present by one of its authorized<br /> signatories, hereby ratifying and confirming all that said<br /> attorney-in-fact shall lawfully do or cause to be done by virtue<br /> hereof.<br />
<br />
THIS POWER OF ATTORNEY shall remain in full force and effect<br /> until the earlier of (i)<br />
July 17, 2022 and (ii) such time that it is revoked in writing by<br /> the undersigned; provided that in the event the attorney-in-fact<br /> ceases to be an employee of the Company or its affiliates or<br /> ceases to perform the function in connection with which he/she<br /> was appointed attorney-in-fact prior to such time, this Power of<br /> Attorney shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue in full<br /> force and effect in relation to any remaining attorneys-in-fact.<br /> The Company has the unrestricted right unilaterally to revoke<br /> this Power of Attorney.<br />
<br />
This Power of Attorney shall be governed by, and construed in<br /> accordance with, the laws of the State of New York, without<br /> regard to rules of conflicts of law.<br />
<br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of July 18, 2019.<br />
<br />
GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.<br />
<br />
By: Bridge Street Opportunity Advisors, L.L.C.,<br />
its General Partner<br />
<br />
By: /s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title: Attorney-in-Fact